UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2006

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Luminent Mortgage Capital, Inc. completed its transition to full internal management on September 26, 2006, when we and Seneca Capital Management LLC ("SCM") agreed (the "Agreement") to terminate our management agreement. Our internal investment team now manages all of our mortgage assets.

Because the management agreement has been terminated, we will no longer make regularly quarterly "minimum" payments to SCM through fiscal year 2007, nor will we accrue future incentive compensation expense for SCM. Instead, we will pay SCM a total of $5,750,000 in cash in three installments of: $1,916,667 on or before September 30, 2006; $1,916,667 on or before November 1, 2006 and $1,916,666 on or before January 2, 2007 in connection with the termination of the management agreement. As of September 26, 2006 we also accelerated the vesting of 138,233 shares of restricted Luminent common stock issued to SCM.

Full internal management provides several benefits for stockholders. We gain the flexibility to invest in the full range of mortgage-backed securities without the administrative complexity of, and payment of fees to, an external manager. The internal integrity of our portfolio management activities is enhanced, with a consolidated investment team, a unified set of Wall Street relationships and financing relationships. Expected efficiencies include improved asset pricing levels, financing costs, and streamlined back office management.

Our third quarter 2006 financials will reflect the net GAAP financial impact of the Agreement. The net GAAP financial impact of the Agreement, when compared to total actual and forecasted base management fee expense and incentive compensation expense for fiscal years 2006 and 2007 excluding the impact of the Agreement, is not material. The net REIT taxable income financial impact of the Agreement, on the same basis, also is not material. For REIT taxable income purposes, the basis upon which we determine our quarterly cash dividends to our stockholders, the net financial impact of the Agreement will be reflected in our financial statements in the quarters in which we make cash payments. The common stock vesting expense will be reflected in our third quarter 2006 financial statements. The Agreement has no impact on our ability to pay our quarterly dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

September 29, 2006	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer